
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ___________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               Weeks Corporation
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             (Exact Name of Registrant as Specified in Its Charter)


               Georgia                                   58-1525322
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


           4497 Park Drive
          Norcross, Georgia                               30093
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(Address of Principal Executive Offices)               (Zip Code)

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
If this form relates to the registration of a class      If this form relates to the registration of a
of securities pursuant to Section 12(b) of the           class of securities pursuant to Section 12(g)
Exchange Act and is effective upon filing pursuant       of the Exchange Act and is effective
to General Instruction A.(c), please check the           pursuant to General Instruction A.(d), please
following box.  /   /                                    check the following box.  /   /


Securities Act Registration file number to which this form relates:    333-32755
                                                                       ---------

Securities to be registered pursuant to Section 12(b) of the Act:
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
                                                           Name of Each Exchange on
               Title of Each Class to                       Which Each Class is to
                 be so Registered                               be Registered
                 ----------------                               -------------

      8.00% Series A Cumulative Redeemable
   Preferred Stock, par value $.01 per share              New York Stock Exchange, Inc.
-----------------------------------------------          -------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          The information required by Item 1 is set forth under the caption
"Description of Series A Preferred Shares" in the Prospectus Supplement to the
Registrant's Registration Statement on Form S-3 (File No. 333-32755), which has been filed by the Registrant pursuant to Rule 424(b), and which description is incorporated herein by this reference and qualified in its entirety by reference to the Registrant's Restated Articles of Incorporation, Articles of Amendment to
Restated Articles of Incorporation, and Bylaws, each of which is attached as an exhibit hereto, which set forth in full the preferences, limitations and relative rights of each class of the Registrant's capital stock.

Item 2.  Exhibits.
         --------

               1. A specimen certificate of Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated October 9, 1997 filed with the Commission on
                  October 9, 1997).

               2. A specimen certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration
                  Statement on Form S-11 (File No. 33-80314)).

               3. Restated Articles of Incorporation of the Registrant
                  (incorporated by reference to Exhibit 3.1 to the Registrant's
                  Annual Report on Form 10-K/A for the year ended December 31,
                  1994).

               4. Form of Articles of Amendment of the Restated Articles of
                  Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K dated October 9,
                  1997 filed with the Commission on October 9, 1997).

               5. Third Amended and Restated Bylaws of the Registrant
                  (incorporated by reference to Exhibit 3.1 to the Registrant's
                  Current Report on Form 8-K dated December 31, 1996 filed with the Commission on January 15, 1997).



                                       -2-

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  WEEKS CORPORATION


                                  By: /s/ David P. Stockert
                                      ------------------------------------
                                      David P. Stockert
                                      Senior Vice President and
                                      Chief Financial Officer

Dated: October 9, 1997


                                       -3-
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                                   EXHIBITS
                                   --------

EXHIBIT                                                                     PAGE
-------                                                                     ----

   1. A specimen certificate of Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated October 9, 1997 filed with the Commission on October 9, 1997).

   2. A specimen certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-11 (File No. 33-80314)).

   3.   Restated Articles of Incorporation of the Registrant
        (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K/A dated for the year ended
        December 31, 1994).

   4.   Form of Articles of Amendment of the Restated Articles of
        Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K dated October 9, 1997 filed with the Commission on October 9, 1997).

   5. Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated December 31, 1996 filed with the Commission on January 15, 1997).